UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2017

InterCloud Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-32037	65-0963722
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1030 Broad Street Suite 102 Shrewsbury, NJ	07702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 988-1988

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 8.01 Other Events.

On June 15, 2017, InterCloud Systems, Inc., a Delaware corporation (the “Company”), entered into a Stipulation and Agreement of Settlement (the “Stipulation”) for the settlement (the “Settlement”) of pending stockholder derivative actions in the United States District Court for the District of New Jersey (the “Court”) entitled Hamdan v. Munro, et al. and Scrutchens v. Munro, et al., Lead Case No. 3:16-cv-03706-PGS, and a substantially similar derivative action pending in the Court of Chancery of the State of Delaware, captioned Sloan v. Munro, et al., Case No. 11878-VCL. The Settlement was preliminarily approved by the Court on August 25, 2017.

Additional information concerning the terms of the proposed Settlement can be found in the Notice of Pendency and Settlement of Derivative Action (the “Notice”), which is attached hereto as Exhibit 99.1 and incorporated herein by reference. The Notice and the complete Stipulation are also available on the Company’s website at www.intercloudsys.com. Information contained in or accessible through our website does not constitute part of, and is not incorporated into, this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Notice of Pendency and Proposed Settlement of Stockholder Derivative Action.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERCLOUD SYSTEMS, INC.

September 5, 2017	By:	/s/ Daniel Sullivan
Daniel Sullivan
Chief Accounting Officer

3

EXHIBIT INDEX

Exhibit No.	Description

99.1	Notice of Pendency and Proposed Settlement of Stockholder Derivative Action.

4